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                                                                     EXHIBIT 5.5

                              REVOLVING CREDIT NOTE

$U.S. 30,000,000                                               December 10, 2004

      FOR VALUE RECEIVED, the undersigned, EMS Technologies Canada, Ltd., a corporation incorporated under the laws of Canada (the "Borrower"), hereby unconditionally promises to pay to the order of Bank of America, National Association (the "Lender") or its registered assigns, at the office of Bank of America, National Association (Canada branch), Canadian Administrative Agent and Funding Agent for the Lenders (the "Administrative Agent) at 200 Front Street West, Suite 2700, Toronto, Ontario M5V 3L2, on the Commitment Termination Date (as defined in the Canadian Revolving Credit Agreement dated as of December 10, 2004 between the Borrower, EMS Technologies Inc., the lenders from time to time party thereto (the "Lenders") and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") the principal amount of U.S.$30,000,000, or if the outstanding principal amount of all Revolving Loans is less than U.S. $30,000,000, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in Canadian Dollars in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or legal counsel be utilized to collect any amount due hereunder, the Borrower further unconditionally promises to pay all costs of collection, including reasonable legal fees. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      The Borrower unconditionally promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

      All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

      This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Revolving Credit Note

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shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

                                                   EMS TECHNOLOGIES CANADA, LTD.

                                                   By: _________________________
                                                       Name:
                                                       Title:

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                               LOANS AND PAYMENTS

                                                      Unpaid Principal  Name of Person
Date  Amount and Type of Loan  Payments of Principal  Balance of Note   Making Notation
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
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